                                                                     Exhibit 8.1


                       [HOLLAND & KNIGHT LLP LETTERHEAD]

July ___, 1998



Pinnacle Holdings, Inc.
1549 Ringling Boulevard, Third Floor
Sarasota, FL  34236

  Re:   Registration Statement on Form S-11
        Registration No. _________________

Ladies and Gentlemen:

  We have acted as counsel to Pinnacle Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Common Stock as more fully described in the Company's Registration Statement on Form S-11 (the "Registration Statement," which includes the "Prospectus"), filed with the Securities and Exchange Commission on or about the date hereof. In connection therewith, we have been asked to provide an opinion regarding certain federal income tax matters related to the Company. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Prospectus.

BASIS FOR OPINIONS

  The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings (which rulings are not binding on the IRS except, in the case of each such ruling, with respect to the taxpayer that receives such ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, which changes could adversely affect the opinions rendered herein and the tax consequences to the Company and the investors in the Common Stock.

  In rendering this opinion, we have examined the following documents: (1) the Registration Statement and the facts and descriptions set forth therein of the Company and its investments, activities, operations and governance; (2) the Company's

Pinnacle Holdings, Inc.
July __, 1998
Page 2



Certificate of Incorporation, as amended, Bylaws and stock ownership information; (3) the Articles of Incorporation, Bylaws and stock ownership information of each QRS Corporation (for a list of QRS Corporations see Exhibit
A); and (4) the quarterly REIT qualification testing schedules prepared by the Company with the assistance of the Company's accountants, PricewaterhouseCoopers LLP. The opinions set forth in this letter also are premised on certain additional information and representations through consultation with officers of the Company and the Company's accountants, PricewaterhouseCoopers LLP, including those contained in the Company's management representation certificate to us dated July __, 1998 (the "Management Representation Certificate") regarding certain facts and other matters (including among other things, the Company's stock ownership, assets, acquisitions, revenues, and distributions) as are germane to the determination that the Company has been and will be owned and operated in such a manner that the Company has and will continue to satisfy the requirements for qualification as a REIT under the Code.

  We have made such factual and legal inquiries, including the procedures described above and examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents, including the Registration Statement and the Management Representation Certificate. We consequently have relied upon the representations in the Management Representation Certificate that the information presented therein and in such documents or otherwise furnished to us is accurate, and we have assumed that the information presented in such documents or otherwise furnished to us is accurate and complete with respect to all material facts relevant to our opinion.

  In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents that we reviewed (including, without limitation, the Management Representation Certificate) are true and correct, and each of the obligations imposed by any such document on the parties thereto, including obligations imposed under the Certificate of Incorporation of the Company and each QRS Corporation, have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company and each QRS Corporation has been and will continue to be operated in the manner described in the relevant articles of incorporation or other organizational documents and in the Prospectus. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

  We assume for the purposes of this opinion that the Company and each QRS is validly organized and duly incorporated under the laws of the jurisdiction of its incorporation.

Pinnacle Holdings, Inc.
July __, 1998
Page 3


OPINIONS
  Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

(a) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for its taxable years ended December 31, 1995, December 31, 1996, and December 31, 1997, and the Company's current organization and method of operation should enable it to continue to meet the requirements for qualification and taxation as a REIT; and

(b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Certain Federal Income Tax Considerations" are correct in all material respects and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

  We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter, and we do not undertake to update the opinion letter from time to time. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distribution to stockholders, and the diversity of its stock ownership. Holland & Knight LLP will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company, and the QRS Corporations, the sources of their income, the nature of their assets, the level of the Company's distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate.

  An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

Pinnacle Holdings, Inc.
July __, 1998
Page 4


  This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

  We hereby consent to the filing of our opinion, together with the attachments thereto, as Exhibit 8.1 to the Registration Statement and to the use of the name of our firm in the Registration Statement. In giving this consent, however, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          HOLLAND & KNIGHT LLP



                                          By:_____________________

                                   EXHIBIT A


                               QRS Corporations
                                      of
                            Pinnacle Holdings, Inc.



Pinnacle Towers Inc.
Coverage Plus Antenna Systems, Inc.
Tower Systems, Inc.